[SNOW BECKER KRAUSS LETTERHEAD]

                                                                     EXHIBIT 5.1



                                                              May 13, 2003



AmeriFirst Fund I, LLC
1712-H Osborne Rd.
St. Marys, Georgia 31558

      Re:   AmeriFirst Fund I, LLC
            LEGALITY OF THE SECURITIES BEING REGISTERED (File No. 333-98651)


Ladies and Gentlemen:

      In connection with the registration of up to $100,000,000 aggregate principal amount of units ("Units") representing limited liability company interests in AmeriFirst Fund I, LLC, a Florida limited liability company (the "Fund"), filed under the Securities Act of 1933, as amended, you have requested our opinion as to whether the Units, when issued will be lawfully and validly issued, fully paid and non-assessable.

      For purposes of offering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:


      1. The Form S-1 Registration Statement first filed by the Fund with the Securities and Exchange Commission on August 23, 2002, as amended, through this date (the "Registration Statement");


      2. The Articles of Organization of the Fund dated September 20, 2002; and


      3. The Operating Agreement of the Fund dated as of May 13, 2003.

AmeriFirst Fund I, LLC AmeriFirst Financial Services, Inc.
May 13, 2003
Page 2



      In addition, in rendering this opinion, we have relied upon your representation that the Units will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.

      Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Units, when issued, will be lawfully and validly issued, fully paid and non-assessable.


      We hereby consent to the reference to this firm in the prospectus included in this Registration Statement under the caption LEGAL MATTERS and to the filing of this opinion as an exhibit to the Registration Statement.



                                            Sincerely yours,

                                           /s/ Snow Becker Krauss P.C.

                                           SNOW BECKER KRAUSS P.C.